Exhibit 10.1

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

QUOTIENT LIMITED

September 4, 2020

Ortho-Clinical Diagnostics, Inc.

1001 US Hwy 202

Raritan NJ 08869

Attention:	Chris M. Smith
Chief Executive Officer

Dear Mr. Smith:

This binding letter agreement (“Agreement”) confirms that as of the date set forth above (the “Effective Date”), Quotient Limited (“Quotient”) and Ortho-Clinical Diagnostics, Inc. (“Ortho” and together with Quotient, the “Parties”) have agreed as follows:

1.    Arbitration. Ortho and two of Quotient’s subsidiaries are parties to an arbitration proceeding before a panel appointed pursuant to the rules of the International Centre for Dispute Resolution of the American Arbitration Association (the “AAA”), captioned Ortho-Clinical Diagnostics, Inc. vs. Quotient Suisse SA and QBD (QS-IP) Limited, Case Number 01-19-0004-0624 (the “Arbitration”). Ortho and Quotient have agreed to terminate the Arbitration and that, within five business days after the date of this Agreement, Ortho and Quotient each will take any and all actions as may be required to terminate the Arbitration. Each Party shall remain responsible for, and shall pay, its costs incurred in the Arbitration including such Party’s share of all amounts payable to the AAA.

2.    Mutual Releases; Termination of Prior Agreements. At the execution and delivery of this agreement, Ortho and Quotient have executed and delivered the mutual release attached hereto as Exhibit A. The Parties stipulate and agree that each of the following agreements has terminated and is no longer of any force or effect, and that no party to these agreements nor anyone else has any remaining rights or obligations under any of those agreements: (a) the Distribution and Supply Agreement, dated as of January 29, 2015, between QBD (QS-IP) Limited, Quotient Suisse SA and Ortho; (b) the “New Applications Side Letter” agreement, dated as of January 29, 2015, between Quotient and Ortho; and (c) the other agreements listed on Exhibit B to this Agreement as number 1 and number 4. Ortho agrees that it has waived all rights under the agreements listed on Exhibit B to this Agreement as number 2 and number 3 and that the other parties to those agreements no longer owe any obligations to Ortho, and Ortho hereby irrevocably releases those parties from all such obligations.

3.    New Distribution Agreement. Ortho and Quotient will in good faith negotiate, and use their respective reasonable best efforts to finalize, execute and deliver, as promptly as reasonably practicable, a definitive agreement (the “New Distribution Agreement”) giving effect to the contractual terms set forth in Exhibit C to this Agreement. The Parties agree that this Agreement describes the essential and material terms that are to be included in the New Distribution Agreement and that those terms are not subject to further negotiation in the course of finalizing the New Distribution Agreement. Until the New Distribution Agreement is executed and delivered by the Parties (and accordingly, if the Parties fail to mutually agree on, execute and deliver the

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New Distribution Agreement), this Agreement will govern the respective rights and obligations of the Parties with respect to the subject matter hereof. If and when the New Distribution Agreement is executed and delivered, it will supersede the obligations of the Parties under this Agreement with respect to the matters addressed in Exhibit C.

4.    Payment. On the date hereof, Ortho shall make the initial milestone payment due hereunder, in the amount of $7,500,000 (the “First Milestone Payment”) to Quotient, by wire transfer of immediately available funds in accordance with wire transfer instructions previously furnished by Quotient. The First Milestone Payment is non-refundable. Under no circumstances whatsoever shall Ortho be entitled to recover the First Milestone Payment.

5.    Due Authorization and Enforceability. Each Party represents and warrants to the other that (a) such Party has full right, power and authority to enter into this Agreement; (b) the execution and delivery by such Party of this Agreement, the performance of its obligations hereunder have been duly and validly authorized by all requisite action on the part of such Party, and no other proceedings or approvals on the part of such Party are necessary to authorize this Agreement or the performance of such Party’s obligations hereunder; and (c) this Agreement has been duly executed and delivered by such Party and, assuming the due authorization, execution and delivery hereof by the other Party, constitutes the legal, valid and binding obligation of such Party, enforceable against it in accordance with its terms, subject to applicable laws affecting the enforcement of creditors’ rights generally and to general equitable principles (whether considered in a proceeding at law or in equity).

6.    Entire Agreement. This Agreement and the exhibits and schedules hereto supersede all prior and contemporaneous discussions and agreements, both written and oral, among the parties with respect to the subject matter of this Agreement and constitute the sole and entire agreement among the parties to this Agreement with respect to the subject matter of this Agreement.

7.    Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation under this Agreement may be assigned by any party to this Agreement without the prior written consent of the other party to this Agreement and any attempt to do so will be void. Notwithstanding the foregoing, (a) either Party may assign its rights hereunder (i) to an entity that is wholly owned, directly or indirectly, by (x) the assignor or (y) an entity that directly or indirectly owns 100% of the equity interests in the assignor or (ii) in connection with a sale or transfer of all or substantially all of such Party’s business or assets to which this Agreement relates or in connection with a merger or consolidation transaction involving such Party but no such assignment described in clause (i) or clause (ii) shall relieve the assignor of its obligations hereunder; and (b) the foregoing prohibition on assignment shall not apply to a change of control transaction involving either Party or any parent entity of such Party. Subject to the foregoing, this Agreement shall be binding upon, and inure to the benefit of, the Parties and their respective successors and permitted assigns.

8.    Governing Law; Jurisdiction and Venue.

(a)    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD FOR ANY CONFLICTS OF LAWS PRINCIPLES THAT OTHERWISE COULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

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(b)    EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF NEW YORK, NEW YORK, AND ANY APPELLATE COURT THEREOF, IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE NEW DISTRIBUTION AGREEMENT, AND AGREES THAT ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE BROUGHT ONLY IN SUCH COURTS (AND WAIVES AND AGREES NOT TO ASSERT ANY OBJECTION BASED ON FORUM NON CONVENIENS OR ANY OTHER OBJECTION TO VENUE THEREIN OR JURISDICTION THEREOF); PROVIDED, HOWEVER, THAT SUCH CONSENT TO JURISDICTION IS SOLELY FOR THE PURPOSE REFERRED TO IN THIS SECTION 7 AND SHALL NOT BE DEEMED TO BE A GENERAL SUBMISSION TO THE JURISDICTION OF SAID COURTS OR IN THE STATE OF NEW YORK OTHER THAN FOR SUCH PURPOSE.

(c)    EACH PARTY TO THIS AGREEMENT HEREBY WAIVES (AND EACH PARTY TO THE NEW DISTRIBUTION AGREEMENT WILL WAIVE), TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.

(d)    EACH PARTY TO THIS AGREEMENT EXPRESSLY WAIVES AND FOREGOES (AND EACH PARTY TO THE NEW DISTRIBUTION AGREEMENT WILL WAIVE AND FOREGO) ANY RIGHT TO RECOVER INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING DAMAGES BASED ON LOST REVENUES OR PROFITS), OR PUNITIVE, SPECIAL, EXEMPLARY OR SIMILAR DAMAGES, IN ANY LAWSUIT, LITIGATION OR PROCEEDING ARISING OUT OF OR RESULTING FROM ANY CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE NEW DISTRIBUTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, BASED ON CONTRACT, TORT OR ANY OTHER LEGAL THEORY; PROVIDED, HOWEVER, THAT THE FOREGOING SHALL NOT BE CONSTRUED TO PRECLUDE RECOVERY (A) FOR ANY BREACH BY ORTHO OF THE LIMITATIONS ON DISCLOSSURE AND USE PROVIDED FOR IN EXHIBIT C AND TO BE CONTAINED IN THE NEW DISTRIBUTION AGREEMENT OR (B) IN RESPECT OF ANY LOSSES INCURRED OR SUFFERED FROM THIRD-PARTY CLAIMS THAT ARE INDEMNIFIABLE PURSUANT TO THE NEW DISTRIBUTION AGREEMENT OR THIS AGREEMENT.

9.    Remedies. The sole remedies for breach of this Agreement are specific performance and (subject to the limitations set forth above) damages.

10.    Counterparts. This Agreement may be executed in multiple counterparts (including by means of telecopied signature pages or electronic transmission in portable document format (pdf)), any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same instrument.

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Please confirm Ortho’s agreement with the foregoing by executing this Agreement in the place indicated below.

Very truly yours,

QUOTIENT LIMITED

By:	/s/ Franz Walt

AGREEMENT CONFIRMED:

ORTHO-CLINICAL DIAGNOSTICS, INC.

By:	/s/ Chris Smith

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

EXHIBIT A

FORM OF MUTUAL RELEASE

(follows)

Exh. A-1

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MUTUAL RELEASES

Reference is made to (i) the Distribution and Supply Agreement, dated as of January 29, 2015 among QBD (QS-IP) Limited, Quotient Suisse SA, and Ortho-Clinical Diagnostics, Inc. (the “DSA”); (ii) the Letter Agreement, dated as of January 29, 2015 between Quotient Limited and Ortho-Clinical Diagnostics, Inc. (the “Letter Agreement”); and (iii) the Letter Agreement, dated as of January 29, 2015 among QBD (QS-IP) Limited, Quotient Suisse SA, and Ortho-Clinical Diagnostics, Inc. (the “DSA Letter Agreement”, and together with the DSA, the Letter Agreement, and any and all related agreements and understandings the “Agreements”);

Reference is further made to the arbitration pending before the American Arbitration Association captioned Ortho-Clinical Diagnostics, Inc. v. Quotient Suisse SA and QBD (QS-IP) Limited, Case No. 01-19-0004-0624 (the “Arbitration”) and the case previously filed in the United States District Court for the District of New Jersey captioned Ortho-Clinical Diagnostics, Inc. v. Quotient Suisse SA and QBD (QS-IP) Limited, Case 3:19-cv-20470 and previously settled among the parties (the “New Jersey Action” and together with the Arbitration the “Actions”).

By the Ortho Releasors. Ortho-Clinical Diagnostics, Inc. (“OCD”), on behalf of itself and its predecessors, successors, corporate parents, subsidiaries, affiliates, partners, members, shareholders, investors, joint venturers, attorneys, officers, directors, agents, employees, heirs, administrators, beneficiaries, executors, and assigns, whether present or former (the “Ortho Releasors”) hereby irrevocably and unconditionally release and forever discharge QBD (QS-IP) Limited, Quotient Suisse SA, and Quotient Limited, and each of their respective predecessors, successors, corporate parents, subsidiaries, affiliates, partners, members, shareholders, joint venturers, attorneys, officers, directors, agents, employees, heirs, administrators, beneficiaries, executors, and assigns, whether present or former, from all manner of suits, causes of action, claims, cross-claims, counterclaims, third-party claims, appeals, demands, liabilities, damages (whether compensatory, punitive, or otherwise), expenses, fees and costs of any kind whatsoever (including attorneys’ fees), whether known or currently unknown, hidden or concealed, derivative or direct, contingent or non-contingent, in law, equity or otherwise, including any Unknown Claims (as defined infra), that any of the Ortho Releasors ever had, now have or hereafter can, shall or may have, for, upon, or by reason of any rights of any of the Ortho Releasors in respect of, or relating to the Agreements or the matters alleged in the Actions, or which could have been alleged in any court or forum arising from or related in any way to any matters, facts, or allegations alleged in the Actions and/or in connection with the claims or counterclaims in the Actions, provided, however, that, nothing herein releases any party from any obligation created by the Agreement among Quotient Limited and OCD, dated as of September 4, 2020, to which these Mutual Releases are Exhibit A, or from any liability for breach of that agreement.

By the Quotient Releasors. QBD (QS-IP) Limited, Quotient Suisse SA, and Quotient Limited, on behalf of themselves and their predecessors, successors, corporate parents, subsidiaries, affiliates, partners, members, shareholders, investors, joint venturers, attorneys, officers, directors, agents, employees, heirs, administrators, beneficiaries, executors, and assigns, whether present or former (the “Quotient Releasors”) hereby irrevocably and unconditionally release and forever discharge OCD, and each of its respective predecessors, successors, corporate parents, subsidiaries, affiliates,

Exh. A-2

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partners, members, shareholders, joint venturers, attorneys, officers, directors, agents, employees, heirs, administrators, beneficiaries, executors, and assigns, whether present or former, from all manner of suits, causes of action, claims, cross-claims, counterclaims, third-party claims, appeals, demands, liabilities, damages (whether compensatory, punitive, or otherwise), expenses, fees and costs of any kind whatsoever (including attorneys’ fees), whether known or currently unknown, hidden or concealed, derivative or direct, contingent or non-contingent, in law, equity or otherwise, including any Unknown Claims (as defined infra), that any of the Quotient Releasors ever had, now have or hereafter can, shall or may have, for, upon, or by reason of any rights of any of the Quotient Releasors in respect of, or relating to the Agreements or the matters alleged in the Actions, or which could have been alleged in any court or forum arising from or related in any way to any matters, facts, or allegations alleged in the Actions and/or in connection with the claims or counterclaims in the Actions provided, however, that, nothing herein releases any party from any obligation created by the Agreement among Quotient Limited and OCD, dated as of September 4, 2020, to which these Mutual Releases are Exhibit A, or from any liability for breach of that agreement..

Unknown Claims. “Unknown Claims” means any claims which any person or entity providing a release pursuant to this Agreement (a “Releasing Person”) does not know or suspect exist in his, her, or its favor at the time of the release of the released claims as against the person or entity being released, including without limitation those which, if known, might have affected the decision to enter into the Agreement. Each Releasing Person acknowledges that he, she, or it may discover facts in addition to or different from those now known or believed to be true with respect to claims being released herein, but that it is the intention of each Releasing Person to completely, fully, finally, and forever extinguish any and all claims being released herein, known or unknown, suspected or unsuspected, which now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery of additional or different facts. The inclusion of Unknown Claims in the Mutual Releases herein was separately bargained for and is a material element hereof and was relied upon by each Releasing Person in entering into the Mutual Releases and the Agreement.

Waiver Under Section 1542 of the California Civil Code and Similar Rights. Each Releasing Person hereby waives and relinquishes, to the fullest extent permitted by law, the provisions, rights, and benefits of any state, federal, or foreign law, or principle of common law, which may have the effect of limiting the releases in this Agreement. Each Releasing Person each hereby waives any rights he, she, or it may have pursuant to Section 1542 of the California Civil Code (or any similar, comparable, or equivalent provision of any federal, state, or foreign law, or principle of common law concerning the release of unknown claims), which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Exh. A-3

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IN WITNESS WHEREOF, these Mutual Releases have been duly executed and delivered as of September 4, 2020.

QUOTIENT LIMITED

By:

ORTHO-CLINICAL DIAGNOSTICS, INC.

By:

Exh. A-4

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EXHIBIT B

OTHER TERMINATED CONTRACTS

1.    OCD Specification Letter Agreement Agreement, dated January 29, 2015, among Ortho-Clinical Diagnostics, Inc., QBD (QS-IP) Limited and Quotient Suisse SA.

2.    Stratec Letter Agreement, dated as of January 29, 2015, between Ortho-Clinical Diagnostics, Inc., Stratec Biomedical AG and QBD (QS-IP) Limited.

3.    TTP Letter Agreement, dated as of January 29, 2015, between Ortho-Clinical Diagnostics, Inc., The Technology Partnership PLC and QBD (QS-IP) Limited.

4.    Letter Agreement, dated December 20, 2019, between Ortho-Clinical Diagnostics, Inc., QBD (QS-IP) Limited and Quotient Suisse SA.

Exh. B-1

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EXHIBIT C

BINDING TERMS

Quotient:	Quotient Suisse SA or any other direct or indirect wholly-owned subsidiary of Quotient designated for this purpose by Quotient Limited that has the intellectual property and other rights required to perform Quotient’s obligations hereunder.

OCD:	Ortho-Clinical Diagnostics, Inc.

MosaiQ Instrument:	The instrument that has been developed by and on behalf of Quotient for use in processing blood tests performed on the IH3 Microarray and other microarrays, and is publicly referred to by Quotient as the MosaiQ 125 instrument. The MosaiQ Instrument referred to herein is a version that processes blood tests performed on the IH3 Microarray.

IH3 Microarray:	A transfusion diagnostic patient immuno-hematology microarray (“PIM”) that has the specifications described below, intended for use with MosaiQ Instruments, on which multiple compounds are placed which, when exposed to human blood samples, generate reactions that indicate the presence or absence of certain blood characteristics and antigens and is intended for immuno-hematological testing of the blood of medical patients during the course of their care or treatment.

Distribution Rights:	On the terms and subject to the conditions summarized below, Quotient will grant OCD the rights (exclusive except as provided below) to market, offer for sale, sell and distribute the IH3 Microarray in the European Territory and the US Territory (as those terms are defined below), solely for use in testing the immuno- hematological profile of the blood of medical patients in the course of their care or treatment. Except as Quotient may otherwise agree in writing, OCD shall not have the right to

Exh. C-1

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market, offer for sale, sell or distribute the IH3 Microarray for use in blood donor testing in any setting (including a hospital setting); accordingly, OCD will be prohibited from marketing, selling or distributing IH3 Microarrays in any case where the end use is donor blood testing. OCD also will be prohibited from marketing, selling or distributing IH3 Microarrays in any case where (a) the end use is to occur outside the European Territory or the US Territory or (b) such activity is not legally permitted (for example, because the requisite governmental approvals have not yet been obtained). OCD also will have the non-exclusive right to market, offer for sale, sell and distribute MosaiQ Instruments in the same Territories, for the same uses and subject to the same limitations as apply to OCD’s distribution of the IH3 Microarrays, and to service the MosaiQ Instruments sold by OCD.

IH3 Target Specifications:	The IH3 Target Specifications are the specifications described in Annex A to this Term Sheet. The IH3 Microarray is still under development by Quotient. While Quotient’s objective currently is that the IH3 Microarray will conform to the IH3 Target Specifications, it ultimately may not conform to the IH3 Target Specifications.

IH3 Microarray Version Deliverable by Quotient:	The IH3 Microarray to which OCD will have the rights described herein will be: (a) for the European Territory, the version that will be described in Quotient’s CE Mark dossier signifying that the IH3 Microarray conforms with applicable European Union regulatory requirements (the “CE Mark”); and (b) for the US Market, the version that will be described in Quotient’s Biologics License Application to the US Food and Drug Administration seeking approval for the sale of the IH3 Microarray in the United States (the “FDA-BLA Approval”). Except as may subsequently be agreed by Quotient, OCD will not have rights to prior or subsequent versions of the IH3 Microarray or

Exh. C-2

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the MosaiQ Instrument. Notwithstanding the foregoing, to the extent it legally may do so (i.e., for example, without infringing third party rights), Quotient will make available to Ortho, for distribution and sale in the European Territory and the US territory, (i) any IH3 Microarray enhancements or any other PIM it may develop or acquire, and (ii) any enhancement to or new version of the MosaiQ Instrument that Quotient may develop or acquire, subject in the case of clauses (i) and (ii) to mutual agreement by the Parties on pricing (any such negotiations over pricing to be conducted by both Parties in good faith).

Quotient Responsible for Development and Regulatory Applications:	Quotient will be solely responsible for, and bear the costs of, completing development of the IH3 Microarray and obtaining the requisite regulatory approvals in the European Territory and the US Territory. It is understood and agreed that (a) Quotient may in its discretion elect to change the specifications and functionality of the IH3 Microarray (in which case it will not conform to the IH3 Target Specifications), and (b) the timing of the CE Mark, the FDA-BLA Approval and any other requisite regulatory approvals could be delayed, and in either case described in clauses (a) and (b), Quotient shall have no liability whatsoever to OCD.

OCD Right to Terminate After Notice of Material Changes in the IH3 Target Specifications:	Quotient will notify OCD in writing if Quotient materially alters the IH3 Target Specifications. If Quotient materially alters the IH3 Target Specifications more than once, it will notify OCD on each such occasion. OCD will have the right, exercisable within 90 days after receipt of any such notice, to terminate the New Distribution Agreement (or the Agreement to which this Term Sheet is an exhibit, if no New Distribution Agreement has then been entered into). In the event of such termination, neither Party will have any further rights or obligations under the New Distribution Agreement (or the Agreement to which this Term Sheet is an exhibit, if no New Distribution Agreement has then been entered into).

Exh. C-3

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European Territory:	The countries that as of the date hereof comprise the European Economic Area together with the UK and Switzerland.

US Territory:	The United States of America.

Term:	For the European Territory, OCD’s rights will terminate on the first to occur of (a) the date that is ten years after (i) the date on which Quotient obtains the CE Mark for the Microarray or (ii) such later date on which the EU regulatory approvals required for the sale in the EU of the MosaiQ Instrument and the related reagents and consumables needed to conduct blood testing using the IH3 Microarray have been obtained (the later of the dates specified in clauses (i) and (ii) is the “European Start Date”), and (b) December 31, 2032.

For the US Territory, OCD’s rights will terminate on the first to occur of (a) the date that is ten years after (i) the date on which Quotient obtains the FDA-BLA Approval or (ii) such later date on which the FDA regulatory approvals required for the sale in the United States of the MosaiQ Instrument and the reagents and consumables needed to conduct blood testing using the IH3 Microarray have been obtained (the later of the dates specified in clauses (i) and (ii) is the “US Start Date”) and (b) December 31, 2034.

Other Territories:	Before Quotient enters into any distribution arrangement or similar arrangement for the IH3 Microarray for use in immune-hematology testing of the blood of medical patients in connection with such patients’ receipt of blood transfusion therapy, in a territory outside the European and US Territories (but not, for the avoidance of doubt, where Quotient will distribute directly for its own account), Quotient will notify OCD not less than 90 days in advance of its desire to do so (but need not disclose the identity of any potential distributor

Exh. C-4

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or the terms of any potential distribution arrangement). Quotient will consider in good faith any proposal OCD may make for distribution rights in such territory. OCD will not however have a right of first refusal or matching right. Quotient will have the right to grant distribution rights in such territory to a third party if after considering any proposal OCD may make, Quotient decides in good faith that doing so is in Quotient’s best interests.

Exclusivity:	With respect to each of the European Territory and the US Territory, from the date hereof until (a) the term of OCD’s distribution rights for that Territory ends or (b) OCD’s distribution rights in that Territory cease to be exclusive (whichever occurs first), Quotient will not offer, distribute or sell, or grant any affiliate or third party the right to offer or sell a PIM (i.e., a transfusion diagnostic patient immuno-hematology microarray) in such Territory for use in testing the blood of medical patients during the course of their care or treatment (including for the avoidance of doubt any enhanced version of the IH3 Microarray).

Milestone Payments:	In consideration of the rights granted by Quotient, OCD will make the following milestone payments to Quotient:

• On the date of execution and delivery of the Agreement, $7,500,000 (referred to in the Agreement as the “First Milestone Payment”).

•   Later of (i) CE Mark for the IH3 Microarray and (ii) CE Mark for the MosaiQ Instrument (it being understood that the CE Mark for the MosaiQ Instrument was obtained before the Effective Date): $[***].

• First commercial sale of the IH3 Microarray in the European Territory: $[***].

Exh. C-5

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• Later of (i) US FDA-BLA Approval for the IH3 Microarray and (ii) FDA 510(k) approval for the MosaiQ Instrument: $[***].

• First commercial sale of the IH3 Microarray in the US Territory: $[***].

•   When Ortho’s cumulative aggregate gross revenues from sales of the IH3 Microarray in the European Territory and the US Territory (combined) are $[***]; $[***]; $[***] and $[***] (each a “Revenue Hurdle”): $[***] per Revenue Hurdle for the $[***], $[***] and $[***] Revenue Hurdles and $[***] for the $[***] Revenue Hurdle.

Each milestone payment shall be payable within 45 days after the applicable trigger event, by wire transfer of immediately available funds to an account specified in advance by Quotient.

The New Distribution Agreement will provide for financial reporting and audit and information rights that allow Quotient to monitor OCD’s progress against the Revenue Hurdles. OCD will furnish to Quotient promptly upon Quotient’s request such information as Quotient may request from time to time to monitor Ortho’s revenue performance against the Revenue Hurdles. OCD will be required to separately document, record and identify its revenues from sales of the IH3 Microarray and to notify Quotient promptly after each Revenue Hurdle is achieved. OCD will notify Quotient promptly after it makes its first commercial sales of an IH3 Microarray in the European Territory and the US Territory

Supply:	The rights granted to OCD are for devices, microarrays, reagents and controls furnished by Quotient. OCD may not obtain such products elsewhere. For these products, OCD will pay

Exh. C-6

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Quotient, in each case within 45 days of invoice:

EUR[***] per MosaiQ Instrument.

$[***] per IH3 Microarray.

These prices are ex works (Incoterms 2020) and exclusive of VAT, sales tax and other taxes. They will be increased annually (but not reduced) based on changes in the Consumer Price Index – All Consumers published by the U.S. Bureau of Labor Statistics.

Quotient will supply OCD with reagents and controls used with the IH3 Microarray at its standard wholesale (distributor) prices (not, for the avoidance of doubt, at higher customer end user prices).

Minimum Annual Purchase Volumes:	OCD’s continued exclusivity respectively in the European Territory and the US Territory will be conditional on its purchases of IH3 Microarrays from Quotient exceeding minimum annual purchase volumes. If the applicable minimum purchase volumes are not achieved in either Territory, OCD’s rights to the IH3 Microarray will become non-exclusive in both Territories. The minimum purchase requirements for the European Territory are [***] IH3 Microarrays for the first year after the European Start Date; [***] IH3 Microarrays for the second year after the European Start Date; [***] IH3 Microarrays for the third year after the European Start Date; and [***] IH3 Microarrays per year thereafter. The minimum purchase requirements for the US Territory are [***] IH3 Microarrays for the first year after the US Start Date; [***] IH3 Microarrays for the second year after the US Start Date; [***] IH3 Microarrays for the third year after the US Start Date; and [***] IH3 Microarrays per year thereafter. To count toward these minimum volume requirements, purchases must be made for the purpose of satisfying customer requirements.

Exh. C-7

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

Ortho Obligations:	Ortho will have customary obligations designed to protect Quotient’s IP rights and the value of the MosaiQ brand, including an obligation to protect the confidentiality of, and to refrain from disclosing, Quotient’s proprietary or confidential information obtained pursuant to the distribution relationship. The confidentiality and non-disclosure obligations will survive any termination of the New Distribution Agreement (or of the Agreement to which this Exhibit is attached, if no New Distribution Agreement is executed). OCD will be required to use all marks and labels required by Quotient, to comply with all product safety recall or other directives and to comply with all laws applicable to its activities as a distributor of IH3 Microarrays and MosaiQ Instruments.

Quotient Obligations:

Quotient will be required to defend and indemnify OCD against any third-party claims alleging that the MosaiQ Instrument or IH3 Microarray infringes intellectual property rights of others.

Quotient will keep Ortho reasonably informed regarding material changes to specifications and material changes in anticipated timing of regulatory clearances; however, Ortho will have no development oversight role, no right to participate or be consulted regarding specification changes or regulatory applications and no right to further information about such activity or about trial results, functionality or performance. If requested by OCD, Quotient will provide semi-annual briefings on these topics, subject to the same limitations described above.

Exh. C-8

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

ANNEX A TO BINDING TERMS

TARGET IH3 SPECIFICATIONS

Antibody Detection/ Reverse Grouping			Antigen Typing

ABO	A, B, A1	ABO	A, ( A1, A2 ) Ax, B

Rh	D, C, c, E, e, Cw	Rh D	D, Weak D, D VI Variant

		Rh	C, c, E, e, Cw

Kell	K, k, Kpa, *Kpb , Jsb	Kell	K, k

Duffy	Fya, Fyb	Duffy	Fya, Fyb

Kidd	Jka, Jkb	Kidd	Jka, Jkb

Lewis	Lea, Leb	Lewis	Lea, Leb

MNS	M, N, S, s	MNS	M, N, S, s

P	P1	P	P1

Lu	Lua, *Lub	Lu	Lub

Xg	*Xga

Diego	*Dia

Other	*U, *Wra

Exh. C-9